================================================================================
                                  NEWS RELEASE
================================================================================

Release Date:   Friday, May 1, 2009

Release Time:   Immediate

Contact:        Eric E. Stickels, Executive Vice President & CFO

Phone:          (315) 366-3702

--------------------------------------------------------------------------------

Oneida Financial Corp. Reports 2009 First Quarter Operating Results (unaudited)

             Oneida, NY, May 1, 2009 - Oneida Financial Corp. (NASDAQ: ONFC), the parent company of The Oneida Savings Bank, has announced first quarter operating results. Net income for the three months ending March 31, 2009 was $1.1 million, or $0.14 diluted earnings per share compared to $429,000, or $0.06 diluted earnings per share, for the three months ended March 31, 2008. The increase in net income during the respective first quarter periods is primarily the result of an increase in net interest income, an increase in non-interest income, an increase in gains recognized from the sale of mortgage-backed securities and a decrease in non-cash investment losses; partially offset by an increase in non-interest expense and an increase in the provision for taxes in the 2009 period. Net income from operations for the first quarter, as referenced in the table below, was $1.4 million or $0.18 per diluted share. This compares to net income from operations for the 2008 first quarter of $870,000, or $0.11 per diluted share. The increase in net income from operations was primarily due to an increase in net interest income, an increase in non-interest income and an increase in gains from the sale of mortgage-backed securities, partially offset by an increase in non-interest expense and an increase in the provision for income taxes.

Reported Results (including  non-cash gains and losses recognized under FAS 159)
     (All amounts in thousands except net income per diluted share)

                                            First Quarter  First Quarter
                                                2009            2008
                                            ----------------------------
      Net interest income                   $      4,059    $      3,723
      Provision for loan losses                       --              --
      Investment gains (losses)                      238              (4)
      Change in fair value of investments           (429)           (604)
      Non-interest income                          5,556           4,625
      Non-interest expense                         7,898           7,156
      Income tax provision                           412             155
      Net income                            $      1,114    $        429
      Net income per
          diluted share                     $       0.14    $       0.06

Operating Results / Non-GAAP  (excluding  non-cash  gains and losses  recognized under FAS 159) (All  amounts in  thousands  except  net income per  diluted share)
                                              First Quarter  First Quarter
                                                 2009            2008
                                              ---------------------------
      Net interest income                     $      4,059   $      3,723
      Provision for loan losses                         --             --
      Investment gains (losses)                        238             (4)
      Non-interest income                            5,556          4,625
      Non-interest expense                           7,898          7,156
      Income tax provision                             528            318
      Net income                              $      1,427   $        870
      Net income per
          diluted share                       $       0.18   $       0.11

             The table above summarizes the Company's operating results excluding the non-cash charge to earnings recognized in connection with the adoption of FAS 159 (The Fair Value Option of Financial Assets and Financial Liabilities). This accounting pronouncement was effective as of January 1, 2008 and requires that the change in fair value of certain financial instruments be reflected through the income statement. Oneida Financial Corp. adopted this accounting treatment for the preferred and common equity securities it holds in the investment portfolio of the Bank. Cumulative non-cash charges related to the change in fair value of these investment securities represents the difference between reported results and operating results, as presented in the above tables. The Company intends to continue holding these securities. Future earnings may reflect an increase in value as market conditions improve. The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these items enables management to perform a more effective evaluation and comparison of the Company's results and to assess the overall performance of our business in relation to the Company's ongoing operations.

             Michael R. Kallet, President and Chief Executive Officer of Oneida Financial Corp., said, "Despite the difficult operating environment and uncertain economic times our country and our industry is currently experiencing, Oneida Financial Corp. recorded record first quarter operating results, home mortgage originations and a record level of deposits." Kallet continued, "Our insurance and financial services subsidiaries, Bailey Haskell & LaLonde, and Benefit Consulting Group, Inc. also reported a record level of revenue, and our Company demonstrated an ability to increase our net interest margin despite the low interest rates available in the market currently." Kallet states, "As a result of our conservative lending practices there have been no losses due to any sub-prime, Alt-A or other high risk mortgage lending. Furthermore, the housing market served by Oneida Savings Bank has not experienced the increased foreclosure activity witnessed in other areas of this country." Kallet concluded, "At a time when many financial institutions are contracting, Oneida Financial Corp. has continued to prudently grow its assets, we have excess liquidity for lending purposes and sufficient capital to absorb the impact of this economic cycle."

             Total assets  increased  $6.5 million or 1.2%, to $549.2 million at
March 31,  2009 from  $542.7  million at March 31,  2008.  The  increase  in the
Company's assets is primarily due to an increase in loans receivable and an increase in mortgage-backed securities, partially offset by a decrease in investment and trading securities. Loans receivable increased $14.9 million to $295.9 million at March 31, 2009 as compared with March 31, 2008, reflecting loan origination activities of Oneida Savings Bank. The increase in loans receivable was partially offset by the sale of $31.5 million in fixed rate one-to-four family residential real estate loans during the trailing twelve month period. The Company does not originate and has no direct exposure to sub-prime, Alt-A, negative amortizing or other higher risk residential mortgages. Mortgage-backed securities increased $13.6 million to $78.8 million at March 31, 2009 as compared with $65.2 million at March 31, 2008. The increase in total assets was supported by an increase of $23.3 million in total deposits to $445.5 million at March 31, 2009. Contributing to the increase in total deposits has been an increase in municipal deposits offered through Oneida Savings Bank's limited purpose commercial banking subsidiary, State Bank of Chittenango. Municipal deposits increased $20.1 million to $68.8 million at March 31, 2009 from $48.7 million at March 31, 2008. The Company's loan-to-deposit ratio at December 31, 2008 is 66.4% indicating significant liquidity available for lending activities. The increase in total deposits also enabled the Bank to reduce borrowings outstanding by $12.4 million to $44.0 million at March 31, 2009 compared with March 31, 2008. Investment securities decreased $23.5 million to $58.0 million at March 31, 2009 as compared with $81.5 million at March 31, 2008 primarily due to an increase in mortgage-backed.

             Net interest income increased for the first quarter of 2009 to $4.1 million compared with $3.7 million for the first quarter of 2008. The increase in net interest income primarily is due to an increase in the net interest margin earned which was 3.56% for the three months ending March 31, 2009 as compared with 3.38% for the same period in 2008.

             Interest income was $6.2 million for the first quarter of 2009; a decrease of 7.3% as compared with interest income of $6.7 million during the same period in 2008. This decrease in interest income during the three months ended March 31, 2009 resulted primarily from a decrease in yield of 64 basis points on interest earning assets, reflecting the decrease in market interest rates during the current quarter. This decrease was partially offset by an increase in the average balances of interest-earning assets during the current period of $15.3 million.

             Total interest expense decreased to $2.2 million for the three months ended March 31, 2009. This is compared with interest expense of $3.0 million during the same 2008 period. The decrease for the three months ended March 31, 2009 was due to a decrease of 94 basis points in the cost of interest-bearing liabilities during the first quarter of 2009 as compared with the same period in 2008 to 2.09% from 3.03%, partially offset by an increase in the average balances of interest-bearing liabilities during the current period of $23.5 million. Average borrowed funds outstanding were $47.6 million for the three months ending March 31, 2009, compared with $56.7 million in average borrowings outstanding during the first quarter of 2008. Interest expense on deposits decreased during the first quarter of 2009 to $1.6 million from $2.3 million as compared with the same period of 2008. Average interest-bearing deposits were $374.1 million for the three months ending March 31, 2009, compared with $341.5 million during the first quarter of 2008.

             Net investment gains for the three months ended March 31, 2009 were $238,000 compared with net investment losses of $4,000 for the three months ended March 31, 2008. Offsetting the investment gains in the first quarter of 2009 is a non-cash investment charge recognized in connection with FAS 159 relative to the Company's trading securities of $429,000. This compares to a non-cash investment charge of $604,000 in the first quarter of 2008.

             Non-interest income was $5.6 million during the first quarter of 2009 compared with $4.6 million for the same 2008 period. The increase in non-interest income was primarily the result of an increase in commissions and fees on the sale of non-banking products through the Company's subsidiaries for the three months ended March 31, 2009. Commissions and fees on non-banking products were $4.1 million for the three months ended March 31, 2009 compared with $3.5 million during the same period in 2008. Non-interest income was further supported by an increased level of residential mortgage origination and sales activity resulting in revenue of $310,000 for the three months ended March 31, 2008 compared with revenue of $133,000 during the first quarter of 2008. Other non-interest income from operations also increased $86,000 during the current quarter.

              Non-interest expense was $7.9 million for the three months ended March 31, 2009 compared with $7.2 million for the three months ended March 31, 2008. The increase in non-interest expense is primarily the result of an increase in operating expenses associated with our insurance agency and consulting subsidiaries associated with revenue increases. In addition, an increase in premiums being assessed by the Federal Deposit Insurance Corporation for the current calendar year has resulted in additional non-interest expense of $172,000 for the three months ended March 31, 2009 as compared with the three months ended March 31, 2008.

             There were no provisions for loan losses made during first quarter of 2009 compared with no provisions made during the 2008 period. The Company continues to monitor the adequacy of the allowance for loan losses given the risk assessment of the loan portfolio and current economic conditions. The Bank continues to maintain a low level of net loan charge-offs and non-performing assets. Management will continue to analyze the potential risks of a further downturn in the economy and the ability of borrowers to repay their debt obligations. The ratio of the loan loss allowance to loans receivable is 0.86% at March 31, 2009 compared with a ratio of 0.89% at March 31, 2008. Net loan charge-offs for the three months ended March 31, 2009 were $71,000 as compared with net loan charge-offs of $15,000 for the three months ended March 31, 2008. The level of the allowance as a percentage of loans outstanding is deemed to be adequate based upon management's assessment of various credit factors.

             Total equity was $53.0 million, or 10.4% of risk-weighted assets at March 31, 2009 compared with $58.8 million, or 10.5% of risk-weighted assets, at March 31, 2008. The decrease in total equity was primarily a result of valuation adjustments made for the Company's available for sale investment and mortgage-backed securities as well as the adoption of FAS 159 on January 1, 2008. In addition, total equity was reduced through the payment of semi-annual cash dividends during the trailing twelve months. Partially offsetting the decreases in total equity was the contribution of net earnings and an increase in a noncontrolling minority interest in a subsidiary. To date neither the Company nor Oneida Savings Bank has received any capital support from the federal government.

             This release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.

             All financial information provided at and for the quarter ended March 31, 2009 and all quarterly data is unaudited. Selected financial ratios have been annualized where appropriate. Operating data is presented in thousands of dollars, except for per share amounts.


                                                    At            At            At             At             At
Selected Financial Data                          Mar 31,        Dec 31,       Sep 30,        Jun 30,        Mar 31,
(in thousands except per share data)               2009          2008          2008           2008           2008
                                              -----------------------------------------------------------------------
                                               (unaudited)      (audited)   (unaudited)   (unaudited)    (unaudited)
Total Assets                                      $549,246     $540,130      $549,905       $549,116       $542,655
Loans receivable, net                              295,860      302,492       298,703        290,740        280,969
Mortgage-backed securities                          78,821       74,330        75,562         78,820         65,219
Investment securities                               57,972       60,433        62,650         72,720         81,481
Trading securities                                   5,503        5,941         6,591         13,037         13,041
Goodwill and other intangibles                      25,076       25,063        25,196         25,369         25,430
Interest bearing deposits                          386,889      364,911       373,781        362,130        358,232
Non-interest bearing deposits                       58,650       60,787        65,896         65,879         63,940
Borrowings                                          44,000       52,825        51,900         58,900         56,400
Total Equity                                        52,971       54,829        53,249         56,987         58,834

Book value per share
   (end of period)                                $   6.81     $   6.75      $   6.56       $   7.37       $   7.61
Tangible value per share
   (end of period)                                $   3.60     $   3.51      $   3.30       $   4.08       $   4.32

Selected Financial Ratios
Non-Performing Assets to
    Total Assets (end of period)                      0.10%        0.09%         0.11%          0.09%          0.09%
Allowance for Loan Losses to
    Loans Receivable, net                             0.86%        0.87%         0.83%          0.87%          0.89%
Average Equity to Average Assets                     10.12%       10.29%        10.60%         10.96%         11.22%

Regulatory Capital Ratios
Total Capital
    to Risk Weighted Assets                          10.35%       10.21%        10.01%         10.42%         10.48%
Tier 1 Capital
    to Risk Weighted Assets                           9.66%        9.49%         9.32%          9.71%          9.77%
Tier 1 Capital
    to Average Assets                                 6.86%        6.64%         6.30%          6.67%          6.84%


                                           Quarter Ended
Selected Operating Data                 Mar 31,        Mar 31,
(in thousands except per share data)     2009           2008
                                      -------------------------
                                      (unaudited)    (unaudited)
Interest income:
   Interest and fees on loans         $    4,481     $    4,704
   Interest and dividends
      on investments                       1,737          1,956
   Interest on fed funds                      14             65
                                      -------------------------
      Total interest income                6,232          6,725
Interest expense:
   Interest on deposits                    1,617          2,334
   Interest on borrowings                    556            668
                                      -------------------------
      Total interest expense               2,173          3,002
                                      -------------------------
Net interest income                        4,059          3,723
   Provision for loan losses                   0              0
                                      -------------------------
Net interest income after
     provision for loan losses             4,059          3,723
                                      -------------------------

Net investment gains (losses)                238             (4)
                                      -------------------------
Change in fair value of investments         (429)          (604)
                                      -------------------------
Non-interest income:
   Service charges on deposit accts          648            640
   Commissions and fees on sales
       of non-banking products             4,149          3,500
   Other revenue from operations             759            485
                                      -------------------------
      Total non-interest income            5,556          4,625
Non-interest expense
   Salaries and employee benefits          4,987          4,580
   Equipment and net occupancy             1,229          1,214
   Intangible amortization                   123            141
   Other costs of operations               1,559          1,221
                                      -------------------------
      Total non-interest expense           7,898          7,156
                                      -------------------------
Income before income taxes                 1,526            584
Income tax provision                         412            155
                                      -------------------------
Net income                            $    1,114     $      429
                                      =========================

Net income per common
   share ( EPS - Basic )              $     0.14     $     0.06
Net income per common
   share ( EPS - Diluted)             $     0.14     $     0.06
Cash Dividends Paid                   $     0.24     $     0.24

Return on Average Assets                    0.82%          0.32%
Return on Average Equity                    8.07%          2.90%
Return on Average Tangible Equity          14.76%          5.07%
Net Interest Margin                         3.56%          3.38%


                                        First          Fourth         Third         Second         First
Selected Operating Data                Quarter        Quarter        Quarter        Quarter       Quarter
(in thousands except per share data)     2009           2008           2008           2008          2008
                                      ---------------------------------------------------------------------
                                     (unaudited)    (unaudited)    (unaudited)    (unaudited)   (unaudited)
Interest income:
   Interest and fees on loans         $    4,481     $    4,678     $    4,634     $    4,518    $    4,704
   Interest and dividends
      on investments                       1,737          1,952          1,998          2,124         1,956
   Interest on fed funds                      14              9             19             76            65
                                      ---------------------------------------------------------------------
      Total interest income                6,232          6,639          6,651          6,718         6,725
Interest expense:
   Interest on deposits                    1,617          1,892          2,081          2,207         2,334
   Interest on borrowings                    556            608            646            644           668
                                      ---------------------------------------------------------------------
      Total interest expense               2,173          2,500          2,727          2,851         3,002
                                      ---------------------------------------------------------------------
Net interest income                        4,059          4,139          3,924          3,867         3,723
   Provision for loan losses                   0            250            125            150             0
                                      ---------------------------------------------------------------------
Net interest income after
     provision for loan losses             4,059          3,889          3,799          3,717         3,723
                                      ---------------------------------------------------------------------

Net investment gains (losses)                238           (151)          (826)            22            (4)
                                      ---------------------------------------------------------------------
Change in fair value of investments         (429)          (640)        (6,436)             5          (604)
                                      ---------------------------------------------------------------------
Non-interest income:
   Service charges on deposit accts          648            729            728            678           640
   Commissions and fees on sales
       of non-banking products             4,149          3,568          3,178          3,373         3,500
   Other revenue from operations             759            454            562            423           485
                                      ---------------------------------------------------------------------
      Total non-interest income            5,556          4,751          4,468          4,474         4,625
Non-interest expense
   Salaries and employee benefits          4,987          4,472          4,361          4,715         4,580
   Equipment and net occupancy             1,229          1,219          1,237          1,070         1,214
   Intangible amortization                   123            133            134            134           141
   Other costs of operations               1,559          1,352          1,315          1,414         1,221
                                      ---------------------------------------------------------------------
      Total non-interest expense           7,898          7,176          7,047          7,333         7,156
                                      ---------------------------------------------------------------------
Income (loss) before income taxes          1,526            673         (6,042)           885           584
Income tax provision (benefit)               412         (1,003)        (1,614)           239           155
                                      ---------------------------------------------------------------------
Net income (loss)                     $    1,114     $    1,676     $(   4,428)    $      646    $      429
                                      =====================================================================

Net income (loss) per common
   share ( EPS - Basic )              $     0.14     $     0.22     $(    0.57)    $     0.08    $     0.06
Net income (loss) per common
   share ( EPS - Diluted)             $     0.14     $     0.22     $(    0.57)    $     0.08    $     0.06
Cash Dividends Paid                   $     0.24     $     0.00     $     0.24     $     0.00    $     0.24

Return on Average Assets                    0.82%          1.23%         -3.20%          0.47%         0.32%
Return on Average Equity                    8.07%         12.50%        -32.21%          4.38%         2.90%
Return on Average Tangible Equity          14.76%         23.11%        -59.71%          7.70%         5.06%
Net Interest Margin                         3.56%          3.63%          3.37%          3.34%         3.38%
